RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Delaware Management Company)

1. Name of Fund: Optimum International Fund

2. Name of Issuer: QBE Insurance Group

3. Underwriter from whom purchased: Morgan Stanley International Ltd.

4. Affiliated Underwriter managing or participating in underwriting syndicate:
Macquarie Capital Advisors Ltd.

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: 2,008,860 AUD1

6. Aggregate principal amount of offering: 450,000,000 AUD

7. Purchase price (net of fees and expenses): 10.7 AUD

8. Offering price at close of first day on which any sales were made: N/A (no sales to date)

9. Date of Purchase: February 29, 2012

10. Date offering commenced: February 29, 2012

11. Commission, spread or profit:  None %

12. Have the following conditions been satisfied? Yes No

a.?? The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
Yes
__
part of an issue of Government Securities;
__
__
Eligible Municipal Securities;
__
__
sold in an Eligible Foreign Offering; OR
__
__
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
__
__

b.   (1)The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

Yes
__
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

Yes
__
c.   The underwriting was a firm commitment underwriting?

Yes
__
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

Yes
__
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

Yes
__
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

___
__
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

Yes

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

__
__
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

__
No
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__
__
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

Yes (on request)
__

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: John Barrett ________
Title: Chief Compliance Officer
Date: April 24, 2012

RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
MARSICO CAPITAL MANAGEMENT, LLC

1. Name of Fund: Optimum Large Cap Growth Fund

2. Name of Issuer: Facebook, Inc. ? Class A

3. Underwriter from whom purchased: Syndicate ? Full list included separately

4. Affiliated Underwriter managing or participating in underwriting syndicate:
Macquarie Capital (USA) Inc.

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $304,000.00

6. Aggregate principal amount of offering: $16,006,877,370.00 (421,233,615 shares at $38)

7. Purchase price (net of fees and expenses): $3,096,468 (81,486 shares at $38/share)

8. Offering price at close of first day on which any sales were made: 38.2318

9. Date of Purchase: May 18, 2012

10. Date offering commenced: May 18, 2012

11. Commission, spread or profit: 2.20%    $0.836/share

12. Have the following conditions been satisfied? Yes No

a.?? The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
Yes
__
part of an issue of Government Securities;
__
No
Eligible Municipal Securities;
__
No
sold in an Eligible Foreign Offering; OR
__
No
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
__
No

b.   (1)The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

Yes
__
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

N/A
__
c.   The underwriting was a firm commitment underwriting?

Yes
__
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

Yes
__
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

Yes
__
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

Yes
__
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

N/A
__
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

Yes
__
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

N/A
__
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

Yes
__

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: Jack Quillin
Title: Compliance Analyst
Date: July 27, 2012

RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
T. Rowe Price Associates, Inc.

1. Name of Fund: Optimum Large Cap Growth Fund

2. Name of Issuer: Facebook, Inc.

3. Underwriter from whom purchased: Morgan Stanley & Co. LLC

4. Affiliated Underwriter managing or participating in underwriting syndicate:
Macquarie Capital (USA) Inc.

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $380,000,000.00

6. Aggregate principal amount of offering: $16,006,877,370.00

7. Purchase price (net of fees and expenses): $38.00

8. Offering price at close of first day on which any sales were made: $38.23

9. Date of Purchase: May 17, 2012

10. Date offering commenced: May 17, 2012

11. Commission, spread or profit: 1.10%    $0.418/share

12. Have the following conditions been satisfied? Yes No

a.?? The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
Yes
__
part of an issue of Government Securities;
__
No
Eligible Municipal Securities;
__
No
sold in an Eligible Foreign Offering; OR
__
No
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
__
No

b.   (1)The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

Yes
__
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

N/A
__
c.   The underwriting was a firm commitment underwriting?

Yes
__
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

Yes
__
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

Yes
__
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

Yes
__
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

__
__
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

Yes
__
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

N/A
__
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

Yes
__

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: John W. Coe
Title: Investment Compliance Supervisor
Date: July 27, 2012

1 Mondrian is sub-advisor to these investment companies.

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